IMPERIAL INDUSTRIES

Moderator: Danny Ponce

04-03-06/1:48 am CT

Confirmation #7817596

EXHIBIT 99.1

IMPERIAL INDUSTRIES

Moderator: Danny Ponce

April 03, 2006

8:00 AM EDT

Coordinator:

Good morning and thank you all for holding. I’d like to remind all parties that they will be in a listen-only mode until today’s question and answer session.  Also the conference is being recorded, so if anyone has objections, so please disconnect at this time.

I would like to turn the call over now to Mr. Danny Ponce.

Sir, you may begin.

S. Daniel Ponce:

Good morning.

I would like to welcome everyone to the Imperial Industries Investor Conference Call.  The purpose of the conference call is to discuss recent corporate developments relative to the last Friday - perhaps our last Friday’s year-end and fourth quarter 2005 earnings release.

The year-end and fourth quarter results were released on Friday, March 31, 2006, after the market closed.  If for some reason you’ve not received a copy

IMPERIAL INDUSTRIES

Moderator: Danny Ponce

04-03-06/1:48 am CT

Confirmation #7817596

of the news release, you have - obtain a copy from the company’s Web site www.imperialindustries.com.

In addition, the company refers you to its more recent Form 10K filed with the Securities and Exchange Commission on March 31, 2006, for more in-depth discussion of matters related to the companies financial performance for the last nine months.

On the call today, we have myself, Chairman of the Board that’s Daniel Ponce, as well as the company’s Chief Executive Officer/Chief Operating Officer, Howard L. Ehler, and Steve Healy, the company’s Chief Financial Officer.

I will provide a brief overview of the company and then I will turn it over to Mr. Ehler and Mr. Healy to discuss specific results.  Following our remarks, we will entertain questions.

Before we get started, we’d like to remind you this conference call may contain forward-looking statements regarding future events or future financial performance of the Company, including without limitation growth opportunities and other statements that refer to the Company’s plans, prospects, expectations, strategies, intentions and beliefs.

These forward-looking statements are based upon the information available in the Company’s management and as of today, and the Company assumes no obligation to update statements as circumstances arise.

The Company’s future performance involves many risk, uncertainties and assumptions.  They’re difficult to predict.  The Company’s actual results may vary.  Please refer to the cautionary statements regarding such matters

IMPERIAL INDUSTRIES

Moderator: Danny Ponce

04-03-06/1:48 am CT

Confirmation #7817596

including the Company’s most recent 10K and other public filings filed with Securities and Exchange Commission.

At this time, I would to provide a brief statement regarding the Company’s performance and then turn the discussion over to Mr. Ehler and Mr. Healy.

The year and fourth quarter 2005 results reflect continuing strong industry demand for the Company’s products, principally because of the ongoing underlying strength in the housing and commercial construction markets in the Company’s trade area in the Southeastern United States.

In addition, the Company realized an immediate increase in product demand shortly after hurricane Katrina struck the Southeastern United States Gulf Coast in the third quarter of 2005, which aided fourth quarter results and is expected to have a continued positive impact on the Company’s financial results for the foreseeable future.

The significant increase in net income in the 2005 period compared to 2004 was primarily attributable to increased sales in 2005 without a corresponding increase in our fixed costs.

We are pleased that net sales and earnings for the year exceeded our original goals, were significantly greater than 2004 and was our most profitable year in the last twenty-five.  The Company has now generated profits for 11 consecutive quarters.  Our improved operating performance is a result of continued strong industry demand for our products and the successful execution of our strategic initiatives throughout the year, including the discontinuance of the manufacture of acrylic stucco products in the fourth quarter of 2005.

IMPERIAL INDUSTRIES

Moderator: Danny Ponce

04-03-06/1:48 am CT

Confirmation #7817596

Thanks to the exceptional efforts of our employees, the Company was able to produce outstanding results in 2005 despite incurring plant closure charge of $226,000 and other operating expenses necessary to wind down and terminate the Acrocrete manufacturing activities.

The Company will continue to sell Acrocrete products through its distribution arrangement with Degussa Wall Systems, which now manufactures the acrylic product line.

We believe the actions taken by the Company over the last two years puts the Company in a position to continue to grow and strengthen its positions in its current markets.  In furtherance of this goal, the Company opened an additional facility in Mobile, Alabama, in February 2006 to take advantage of increased sales activities in the Southeastern United States due to hurricane reconstruction efforts, and we’re also looking for other expansion opportunities in Florida and the Southeastern parts of the country.

With the massive rebuilding effort underway, we as well as others, will face challenges to satisfy the market demand for our manufactured as well as distributed products due to anticipated industry shortages for certain raw materials and products. We will work with our customers to manage this market situation.

Now I’d like to turn the discussion over to Howard L. Ehler, so he can further discuss the actual financial performance of the Company for fiscal year of 2005.

Mr. Ehler, thank you.

Mr. Ehler?

IMPERIAL INDUSTRIES

Moderator: Danny Ponce

04-03-06/1:48 am CT

Confirmation #7817596

Howard Ehler:

Yes.

S. Daniel Ponce:

Thank you so much, Howard.

Howard Ehler:

(Sorry), thank you, Danny.

I’d like to provide - I’d like to briefly provide the financial highlights for the year and fourth quarter ended December 31, 2005.

Net sales for the year ended December 31, 2005, were $72,254,000, compared to $55,268,000 in 2004, an increase of 30.7%.

For the year ended December 31, 2005, the Company derived net income of $3,413,000 or $1.34 per diluted share, compared to $2,466,000 or $1.02 per diluted share for 2004, a per share increase of 31.4%.

Year 2005 was the Company’s most profitable in the last 25 years.

Net sales for the fourth quarter 2005 were $20,151,000, compared to $15,385,000 for the same period in 2004, an increase of 30.9%.

Net income for the fourth quarter of 2005 was $732,000 or 28 cents per diluted share, compared to $463,000 or 19 cents per diluted share for the entire prior year - for the prior year period, a per share increase of 47.4%.

S. Daniel Ponce:

In summary, the Company is extremely pleased with the 2005 year results.  I would like to express our appreciation to the continued support of our employees, our shareholders and our customers and vendors.

IMPERIAL INDUSTRIES

Moderator: Danny Ponce

04-03-06/1:48 am CT

Confirmation #7817596

At this time, we’ll open the call to your questions.  Please limit yourself to one question each so that we may have time for questions from everyone.

In order to ask a question, callers need to hit - Howard, what do they need to hit?

Howard Ehler:

Did you see the - let me get that stuff cue up.

S. Daniel Ponce:

Okay.  And you’ll be cued up when to speak.  Time permitting, we’ll allow you for follow-up questions, thank you.

Is someone from the conference (unintelligible) can give us exactly what we should be telling people to hit up, we’ll be glad to our - folks from the call.

Coordinator:

Okay.  At this time if you do have questions, all you have to do is press star-1 on your touchtone phone, and that is star-1 on your touchtone phone.

S. Daniel Ponce:

And remember this call is being recorded for anybody who is in fact asking a question.

Coordinator:

Excuse me.  You do have a question from (Mike Hughes) (unintelligible).

Sir, your line is open.

(Mike Hughes):

Yes.  I think there was approximately $9 million in sales in ’05 related to the business that you divested up in the fourth quarter and a piece of that I assume will pick - be picked up through the distribution agreement, but how much of that will be lost in ’06 just a pure manufacturing piece?

S. Daniel Ponce:

Howard?

IMPERIAL INDUSTRIES

Moderator: Danny Ponce

04-03-06/1:48 am CT

Confirmation #7817596

Howard Ehler:

Danny, would you like for me to take that question?

S. Daniel Ponce:

Yes, please.

Howard Ehler:

About 50% of the sales on ongoing basis were absorbed by our own distribution business, and we would estimate of the remaining $4 million to $5 million in sales that were sold to independent distributors, we would hope to gain about probably - anywhere between 25% and 50% of those sales through our distribution agreement and continue that through our distribution business of sales.

(Mike Hughes):

Okay, thank you.

Howard Ehler:

You’re welcome.

Coordinator:

Thank you and our next question comes from (John Samson).

Your line is open.

(Jim Manchester):

Yes, actually (Jim Manchester).  A couple additional questions on with regard to Acrocrete so we understand what’s actually happening in the mix.

First off, where there any - you mentioned additional operating costs beyond the $226,000 of winding down the plant to the fourth quarter, could you quantify how much that was?

Steve Healy:

It was a fair amount of operating cost that was not classified as closure cost.  It was approximately, I guess, that $800,000 of winding down the facility

IMPERIAL INDUSTRIES

Moderator: Danny Ponce

04-03-06/1:48 am CT

Confirmation #7817596

which was not absorbed in production, so it added to the costs of sales, which reduced our gross margin.

(John Samson):

Okay, that’s about $800,000 that was all in the fourth quarter?

Steve Healy:

Yes, that was…

Howard Ehler:

A good part of that was in the fourth quarter and part of it was attributed to our litigation costs that we had or it was part of those costs which - of which did impact the fourth quarter.

(John Samson):

Okay.  Now how much Acrocrete revenue actually went to the fourth quarter?

S. Daniel Ponce:

Howard…

((Crosstalk))

Howard Ehler:

Yeah, (we’re trying).

(John Samson):

…the question, when you say went in the fourth quarter, we understand that…

((Crosstalk))

(John Samson):

(I’m sorry), let’s say that, take the $9 million which you’ve said about half of that was to Just-Rite half of - with the dependent customers, that $9 million, roughly how much was that - of that fell in the fourth quarter?

Howard Ehler:

Okay, when - okay, I will make sure I understand exactly what you’re saying.

(John Samson):

Yeah.

IMPERIAL INDUSTRIES

Moderator: Danny Ponce

04-03-06/1:48 am CT

Confirmation #7817596

Howard Ehler:

When you say in the fourth quarter, do you mean how much revenue we lost to independent distributors or do you mean - I don’t understand 100% your question.

(John Samson):

Okay.  Let see, that you said that you’re going to recoup most of what you were - what you would have lost or Just-Rite will continue to sell about - it sounds like about the same amount both before and after.

Howard Ehler:

You’ll be no impact to the Just-Rite sales and again Just-Rite accounted for a little over half of the Acrocrete sales.

(John Samson):

Okay.

Howard Ehler:

So they’ll be able to maintain half of that sales base.

(John Samson):

Uh-huh.

Howard Ehler:

And then the other - as I said, the other half of the sales, we expect to be able retain anywhere from 25% to 50%.

(John Samson):

Okay, what was the experience in the fourth quarter (net return)?

Howard Ehler:

In the fourth quarter, it was doing a conversion period where the plant actually continued to operate until the middle of November.  So it’d be very difficult to pinpoint exactly where it was.  I would probably say it would be more like the 25% to 30% area.

(John Samson):

Okay, okay.

IMPERIAL INDUSTRIES

Moderator: Danny Ponce

04-03-06/1:48 am CT

Confirmation #7817596

Howard Ehler:

But I don’t have a particular number at this moment to give you.

(John Samson):

Okay.  Now the other two components of Acrocrete was SG&A, which I presume you’re going to no longer have SG&A associate directly to Acrocrete and D&A of course, could you give us some guidance on those two figures?

Steve Healy:

When that facility is closed down as of December 31 so there’s no SG&A starting in January 2006 and there is also no depreciation and amortization on an ongoing basis in 2006.

(John Samson):

Okay.  How much are those two figures?  Where they in -- excuse me -- in 2005 just so we know what where- where we’re coming from, where we’re going?

How much was the SG&A attributed to Acrocrete during 2005 and - or and particularly in the fourth quarter as well as how much D&A for 2005 associated with Acrocrete.

Howard Ehler:

Okay.  The SG&A number - because we have consolidated results in there with inter-company charges and transactions because half of the sales where represented by Just-Rite.

(John Samson):

Okay.

Howard Ehler:

It wouldn’t be fair to put a number on the table to say exactly what would be directly attributable to the Acrocrete business.

(John Samson):

Got you.

Howard Ehler:

(And also to deduct it), so I can’t give you specific number there.

IMPERIAL INDUSTRIES

Moderator: Danny Ponce

04-03-06/1:48 am CT

Confirmation #7817596

(John Samson):

Do you have any idea of what the benefits in terms of reduction of SG&A on a consolidated basis, however you want to, you know, cut it, slice it as a result of closing down the Acrocrete?

Howard Ehler:

Again, I would be reluctant to give you a number because the fact that
Just-Rite was such an integral part of Acrocrete in the past that I’d be very reluctant to give you any specific number on that.

(John Samson):

Okay.

S. Daniel Ponce:

(And I mean) there has been a reduction of headcount.  (There’s always) been a reduction of a plant closure.  There’s been the reduction in savings ad all that operation up in (unintelligible) Georgia.

(John Samson):

Sure.

S. Daniel Ponce:

So I mean, we cannot necessarily (unintelligible).  We can’t quantify it specifically for you and obviously (unintelligible) (savings) of…

(John Samson):

Okay.

((Crosstalk))

(John Samson):

The D&A though is something you can’t quantify, how much is that?

Howard Ehler:

The depreciation and amortization?

(John Samson):

Right.

IMPERIAL INDUSTRIES

Moderator: Danny Ponce

04-03-06/1:48 am CT

Confirmation #7817596

Howard Ehler:

That’s a, you know, that’s a specific number related to specific equipment because again because we have consolidated operating results, we’ve not in the past broken down in the, you know, we don’t have that number at the tip of our tongue.  If you like to contact us at a later date, perhaps we can provide that to you.

(John Samson):

Okay, thank you, I appreciate it.

Howard Ehler:

It’s not, you know, it’s not a material number in the overall (scheme) because the equipment that was in place to that facility was (older) equipment.  It was one reason why we elected to exit the business because - (to give you the best) may require to replace it with new equipment, so it was not - I’ll say this, it was not a material number to depreciation.

(John Samson):

Okay, fine.

Howard Ehler:

Another thing I want to say is that, we are saving significant SG&A expenses from the exit of that business.

(John Samson):

Uh-huh.

Howard Ehler:

However, as you noticed for the year, the gross profit was down slightly compared to the prior year.

(John Samson):

Uh-huh.

Howard Ehler:

And that’s because as we unwind that business that did have lower manufacturing gross margins for that product line as compared to our other distribution business, so a product mix will have some bearing on future gross margins.

IMPERIAL INDUSTRIES

Moderator: Danny Ponce

04-03-06/1:48 am CT

Confirmation #7817596

(John Samson):

Okay.  Last question, I’ll let you go on.  CAPEX for ’06 for the entire company?

Howard Ehler:

Yes.  We are looking at about approximately $1.4 million for in capital expenditures, which are related all towards increasing delivery equipment ability and also improving our manufacturing plant here in the Pompano Beach facility.

In addition to that, we have a new computer system, which we earmarked approximately $400,000 at this point in time to implement that in the middle of the year.

(John Samson):

Okay, thanks.  I appreciate it.  Great job.  Keep up the good work.  Thanks.

Howard Ehler:

Thank you.

Coordinator:

At this time, I am showing no further questions.

Again, to remind the participants, if they do have question to please press star followed by 1 on your touchtone phone, and that is star-1.

One moment.

S. Daniel Ponce:

Let’s wait another minute here (unintelligible) questions, if not we’ll conclude the call.

Coordinator:

We do have a question from Mike Hughes.

Your line is open.

IMPERIAL INDUSTRIES

Moderator: Danny Ponce

04-03-06/1:48 am CT

Confirmation #7817596

(Mike Hughes):

Yeah, a couple of questions.  Just on - what are the gross margin differentials between the manufacturing business that you’re left with now and core distribution?

S. Daniel Ponce:

Howard, Steve?

Howard Ehler:

Well, the gross margins again during different periods tend to fluctuate quite a bit during periods of demand and also capacity from the manufacturing standpoint because, again, as we know in the press release, we have a high degree of fixed cost in our business and we’ve been enjoying the benefit of increased sales to generate improved margins.

But typically the manufacturing business is probably 3% to 4% higher than the distribution margin, and again it depends on different points in time and just the strength of demand and the product availability.

(Mike Hughes):

Okay.  And then second question, I think in your 10K, you indicate that you potentially augment your growth through acquisitions.  What are the criteria for acquisitions?  What size might they be - how would they be financed and where they necessarily have to be accretive?

S. Daniel Ponce:

I mean to answer all those questions is that our doors are always wide open to look for expansion opportunities both on the manufacturing side of our business as well as the distribution side of the business.

What’s going on in the Katrina areas at this point in the Gulf Coast is the reason why we chose to expand the way we do which is through the greenfield expansion, which frankly no facilities there you can buy (anything there is sales), very expensive (good for sales), so we’ve chosen to open up the

IMPERIAL INDUSTRIES

Moderator: Danny Ponce

04-03-06/1:48 am CT

Confirmation #7817596

Mobile operation, which we did.  We announced that for (unintelligible) we did last year (unintelligible), which we did last year in Florida.

We’re looking to more of those kinds of things, greenfield opportunities.

An expansion as far as acquisition is truly a matter of finding something that fits us.  We’re looking frankly at this time (unintelligible) we’re really that interested in on both sides of it.  So it should be accretive.  We absolutely want that, the right to use the best financing mix we can, either cash, stock, combination of debt whatever works out the best.

At this point, there’s nothing specific on the table.

(Mike Hughes):

Okay.  And then obviously raw material prices have increased pretty dramatically over the last, I don’t know, 18 to 24 months, just thinking about ’06 revenue growth.  What kind of growth will we see just from price increases that you’ll pass through on the distribution side?

S. Daniel Ponce:

That’s a real tough question to answer, number one; and number two, is you probably know, (I won’t) (unintelligible) holding a company but we don’t give forward-looking guidance as far as specific quarters growth for the prior year or for future.  We’ve never done that, and we don’t actually have any plans (on when we) start doing that.

So I don’t (know if) that’s a question we could answer or not.  You were really kind of (dicing), you know, obviously our goal was to pass on any increased costs as fair (unintelligible) as we can to our customers and (unintelligible) someone increasing price, that will increase the price for them.  That was a (unintelligible) that was going on with (Acrocrete) where we just got to the point, we could not pass the price increases on (fast enough) to the

IMPERIAL INDUSTRIES

Moderator: Danny Ponce

04-03-06/1:48 am CT

Confirmation #7817596

customer base because you just (unintelligible) last year and the cost of oil based products is principally what the Acrocrete (unintelligible) is made from.

So, you know, that’s something you have to be careful about how you do it.  Obviously in the market conditions we’re in in the Gulf Coast doing very careful in price increases. There are dramatic increases going on that prices (unintelligible) we pass them on (unintelligible).

(Mike Hughes):

Okay.  And last question, where there any startup costs associated with the new Mobile plant that you could just brought in line?  How long does it take to turn profitable a new distribution center?

Howard Ehler:

That can vary in each location depending on the scope of the operation.  But yes, there were startup costs as there are in every facility that we open up.  As we said we opened it in February and generally it’s a break-even.  It usually - it takes 90 to 180 days to break even and it just depends on each - the strength of each location and how we manage and the type of investment that we make.

But I would say we’re probably in Mobile looking at 90 to 180 days would be our expectation.

((Crosstalk))

(Mike Hughes):

…startup cost?

S. Daniel Ponce:

(Unintelligible) (what were the) startup costs.

Howard Ehler:

Danny, I don’t have particular numbers on that because we just opened this in mid-February.

IMPERIAL INDUSTRIES

Moderator: Danny Ponce

04-03-06/1:48 am CT

Confirmation #7817596

S. Daniel Ponce:

But again you have to understand that these aren’t cookie cutters, in the sense that the Mobile market is different than the facility we opened up in St. Augustine last year, the size of he facilities and obviously it was something with the design built building where the other one was not - so the costs are not exactly the same and…

Howard Ehler:

And the product mix is unique to each location as well.

(Mike Hughes):

What was our breakeven timing on St. Augustine?  How long it takes St. Augustine to turn profitable?

Howard Ehler:

We’re very fortunate in St. Augustine; within 60 days, we were profitable and it was a - definitely a satellite facility of Jacksonville, and Mobile is a little further removed from the (Gulfport) market, although there’ll be a customer base that it will be able to satisfy that was formerly serviced by (Gulfport).  The distance and the nature of that operation is going to require a little bit longer before we see a breakeven there.

(Mike Hughes):

Okay, thank you.  Nice job.

Howard Ehler:

Thank you.

S. Daniel Ponce:

Thanks, (Mike).

Coordinator:

Thank you.

((Crosstalk))

I'm sorry.  Sir, do you have a next question that you’d like to take in?

IMPERIAL INDUSTRIES

Moderator: Danny Ponce

04-03-06/1:48 am CT

Confirmation #7817596

S. Daniel Ponce:

Sure.

Coordinator:

Okay, I have a question from (John Samson).

(John Samson):

Yes, just follow up tax rate for ’06 what should we be baking into our models and (expectedly) it sounds like things are shaping up for pretty strong spring market.  Do you want to characterize any changes in mix or anything different you see on the landscape as we look out compared to last year?

Steve Healy:

As far as the tax rate there, we expect no significant change in our effective tax rate.  It should be pretty consistent with 2005.

(John Samson):

Okay.  And for 2005, the reason I ask that is fourth quarter probably appears it got - have gotten some benefits.  2005 was about 35% for the year, is that good way to go forward with?

Howard Ehler:

I would go back to a little more traditional tax rate for your planning because we did have some tax benefits during the year.  We had a unique situation of adding some manufacturer equipment.  We had a production tax credit for - from the manufacturing standpoint.

(John Samson):

Okay.

Howard Ehler:

It will - that part will carryforward, but we also had several credits there, which rolled into the fourth quarter and aided the tax rate for the fourth quarter.

(John Samson):

So they’re in mid-30s?

IMPERIAL INDUSTRIES

Moderator: Danny Ponce

04-03-06/1:48 am CT

Confirmation #7817596

Howard Ehler:

Yeah, I would say mid - yeah, mid-30s, maybe a little slightly above that, but mid 30s to slightly more.

(John Samson):

Okay.  Okay, great.

S. Daniel Ponce:

Okay.

Coordinator:

I am showing no further questions at this time.

S. Daniel Ponce:

Okay, then we’ll conclude the conference call at this time.

Thank you everybody for participating and thank you for your support for our company for 2005, your continued support in 2006.  And most importantly, I’d like to thank all of our employees for the great year that we had and thank for everything they’ve done (and continue to do) into this year.

Thank you so much.  Bye-bye.

Howard Ehler:

Bye-bye.

Steve Healy:

Thanks, bye.

END